Exhibit 3.188

CERTIFICATE OF CORRECTION

TO THE CERTIFICATE OF AMENDMENT

OF

DOLLARS DIRECT, LLC

Pursuant to § 18-211 of the Delaware Limited Liability Company Act, this Certificate of Correction is made to correct the Certificate of Amendment of Dollars Direct, LLC.

The inaccuracy or defect of said Certificate is: The name of the limited liability company should not have a space between the words Dollars and Direct.

As corrected: The name of the limited liability company is: DollarsDirect, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction on the 5th day of March, 2009.

/s/ CURTIS LINSCOTT
J. Curtis Linscott, Manager of Sole Member

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: CASHNET OF AUSTRALIA, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name is changed to: DOLLARS DIRECT, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd day of March, A.D. 2009.

By:	/s/ CURTIS LINSCOTT
Authorized Person(s)

Name:	J. Curtis Linscott
Print or Type

CERTIFICATE OF FORMATION

OF

CASHNET OF AUSTRALIA, LLC

This Certificate of Formation of CashNet of Australia, LLC, dated as of April 29, 2008, is being duly executed and filed by J. Curtis Linscott, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et. Seq.).

FIRST. The name of the limited liability company formed hereby is CashNet of Australia, LLC (the “Company”).

SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Curtis Linscott
J. Curtis Linscott
Authorized Person